UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2013

METROCORP BANCSHARES, INC.

 (Exact name of registrant as specified in its charter)

Texas	0-25141	76-0579161
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9600 Bellaire Boulevard, Suite 252 Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 776-3876

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 12, 2013, MetroCorp Bancshares, Inc. (the “Company”) issued a press release announcing that, effective June 12, 2013, the Office of the Comptroller of the Currency has lifted its Formal Agreement with MetroBank, N.A. The press release announcing the lifting of the Formal Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on June 12, 2013, the Company issued a press release announcing that it has declared a quarterly cash dividend of $0.02 per share on shares of its common stock. The dividend is payable on July 15, 2013 to shareholders of record as of the close of business on June 28, 2013. The press release announcing the declaration of the dividend is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by MetroCorp Bancshares, Inc. dated June 12, 2013.

99.2	Press Release issued by MetroCorp Bancshares, Inc. dated June 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC. (Registrant)

Dated: June 13, 2013
	By:	/s/ George M. Lee
George M. Lee Co-Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by MetroCorp Bancshares, Inc. dated June 12, 2013.

99.2	Press Release issued by MetroCorp Bancshares, Inc. dated June 12, 2013.